                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           PACIFIC REAL ESTATE INVESTMENT TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         1,240
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         Preliminary Schedule 14A
         -----------------------------------------------------------------------
     (3) Filing Party:
         Pacific Real Estate Investment Trust
         -----------------------------------------------------------------------
     (4) Date Filed:
         September 22, 1997
         -----------------------------------------------------------------------

PACIFIC
[Stylized Logo]



REAL ESTATE INVESTMENT TRUST
1010 El Camino Real, Suite 210
Menlo Park, CA 94025
(415) 327-7147
FAX (415) 327-8516



                                                               December 12, 1997


To the Shareholders of
PACIFIC REAL ESTATE INVESTMENT TRUST:


    A Special Meeting of the Shareholders in Lieu of the Annual Meeting of Pacific Real Estate Investment Trust (the "Trust" or "Pacific REIT") has been called for January 20, 1998, to consider the (i) election of Trustees; (ii) approval of appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997; (iii) approval of a series of transactions that will result in the dissolution, termination and liquidation of the Trust (the "Dissolution" or the "Dissolution Transactions"); and (iv) such other business as may be brought before the meeting. The Trustees at present know of no other formal business to be brought before the meeting.


    Enclosed with this letter are a Notice of Special Meeting of the Shareholders in Lieu of the Annual Meeting and a Proxy Statement, which describe the nominees for Trustee and the Dissolution proposal in detail. Also enclosed is a form of Proxy being solicited by the Trustees in connection with the Special Meeting.

    The Trustees have unanimously approved the Dissolution proposal, and recommend that you vote FOR the proposal. YOUR VOTE IS ESSENTIAL TO PROCEEDING WITH THE DISSOLUTION. THE TRUST'S DECLARATION OF TRUST REQUIRES THE APPROVAL OF BOTH A MAJORITY OF THE SHAREHOLDERS AND OF THE HOLDERS OF A MAJORITY OF THE SHARES OUTSTANDING TO PROCEED WITH THE DISSOLUTION. THUS, UNLESS AT LEAST APPROXIMATELY 1751 SHAREHOLDERS VOTE SHARES CONSTITUTING A MAJORITY OF THE OUTSTANDING SHARES IN FAVOR OF THE DISSOLUTION, THE TRUST CANNOT BE DISSOLVED.

    The Trustees' reasons for determining to proceed with the Dissolution and the risks associated with the Dissolution Transactions, are discussed in detail in the attached Proxy Statement.

    Please carefully review and consider the Proxy Statement, and complete and return the enclosed Proxy as soon as possible, whether or not you expect to attend the Special Meeting. Returning the completed Proxy will not prevent you from attending and voting in person at the Special Meeting.

                                WILCOX PATTERSON,

                                [SIG]
                                PRESIDENT

                                    PACIFIC
                                [Stylized Logo]



                          REAL ESTATE INVESTMENT TRUST
                         1010 EL CAMINO REAL, SUITE 210
                              MENLO PARK, CA 94025
                                 (415) 327-7147
                               FAX (415) 327-8516

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           IN LIEU OF ANNUAL MEETING
                          TO BE HELD JANUARY 20, 1998

                            ------------------------

To The Shareholders of

  PACIFIC REAL ESTATE INVESTMENT TRUST


    NOTICE IS HEREBY GIVEN to the holders of record (the "Shareholders") of shares of beneficial interest (the "Trust Shares") of Pacific Real Estate Investment Trust (the "Trust") that a Special Meeting of the Shareholders in Lieu of the Annual Meeting (the "Special Meeting") will be held on January 20, 1998 at 10:00 a.m. at The Holiday Inn, 625 El Camino Real, Palo Alto, California, for the following purposes, as more completely described in the attached Proxy Statement:


    1.  Election of Trustees.

    2. Approval of appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997.

    3. To approve the dissolution, termination and liquidation of the Trust through a series of transactions described in the proposed Plan of Dissolution, Termination and Liquidation, a copy of which is attached as EXHIBIT A to the accompanying Proxy Statement.

    4. To consider and transact such other business as may properly be brought before the Special Meeting. The Trustees at present know of no other formal business to be brought before the Special Meeting.


    The record holders of Trust Shares as of the close of business on December 12, 1997 will be entitled to notice of the Special Meeting and to vote at the Special Meeting or any postponement(s) or adjournment(s) of the Special Meeting.



    It is anticipated that this Notice and the accompanying Proxy Statement will first be mailed to Trust Shareholders on or about December 16, 1997.



                                WILCOX PATTERSON,

                                [SIG]
                                PRESIDENT



December 12, 1997


IMPORTANT: WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    PACIFIC
                                [Stylized Logo]



                          REAL ESTATE INVESTMENT TRUST
                         1010 EL CAMINO REAL, SUITE 210
                              MENLO PARK, CA 94025
                                 (415) 327-7147
                               FAX (415) 327-8516


                                PROXY STATEMENT

                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                         IN LIEU OF THE ANNUAL MEETING


                          TO BE HELD JANUARY 20, 1998


                            ------------------------


    This Proxy Statement is being furnished by the Trustees to the holders (the "Shareholders") of shares of beneficial interest (the "Trust Shares") of Pacific Real Estate Investment Trust, a California real estate investment trust (the "Trust" or "Pacific REIT"), in connection with solicitation of the accompanying Proxy by the Trustees of the Trust for use at the Special Meeting of Shareholders in Lieu of the Annual Meeting to be held on January 20, 1998, at 10:00 a.m., California time, at the Holiday Inn, 625 El Camino Real, Palo Alto, California, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting"). At the Special Meeting, Shareholders will consider and vote upon: (i) the election of Trustees; (ii) approval of appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997; (iii) a proposal to approve a series of transactions resulting in the dissolution, termination and liquidation of the Trust (the "Dissolution Transactions" or the "Dissolution") described in the proposed Plan of Dissolution, Termination and Liquidation, a copy of which is attached hereto as EXHIBIT A (the "Dissolution Plan"); and (iv) such other business as may be brought before the meeting. The Trustees at present know of no other formal business to be brought before the Special Meeting.



    This Proxy Statement is dated December 12, 1997 and is first being mailed to Trust Shareholders on or about December 16, 1997.

                             AVAILABLE INFORMATION

    The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by the Trust may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, certain of the documents filed by the Trust with the Commission are available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") at www.sec.gov.

    The Trust furnishes Shareholders with annual reports containing consolidated financial statements audited by independent certified public accountants and with quarterly reports containing unaudited, condensed financial statements for each of the first three quarters of each fiscal year.

    No person is authorized to give any information or to make any representations other than the information or representations contained herein and, if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such a solicitation. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Trust since the date hereof, or the dates as of which certain information is set forth herein.

                     INFORMATION INCORPORATED BY REFERENCE


    The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, Report on Form 8-K dated April 1, 1997, Report on Form 8-K/A dated April 1, 1997 and Report on Form 8-K dated July 9, 1997 (Commission File Number 0-8725), are hereby incorporated by reference into this Proxy Statement. All documents filed by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the completion of the vote at the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.



    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY SHAREHOLDER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO PACIFIC REAL ESTATE INVESTMENT
TRUST, SHAREHOLDER RELATIONS, 1010 EL CAMINO REAL, SUITE 210, MENLO PARK, CALIFORNIA 94025; TELEPHONE NO: (415) 327-7147; FAX: (415) 327-8516. IN ORDER TO
ASSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE DECEMBER 23, 1997.

                               TABLE OF CONTENTS


THE SPECIAL MEETING...................................................................          4
  Matters to be Considered at the Special Meeting.....................................          4
  Voting Rights.......................................................................          4
  Voting Securities and Principal Holders.............................................          5
  Costs and Manner of Solicitation....................................................          5
PROPOSAL 1 ELECTION OF TRUSTEES.......................................................          5
  There Is No Nominating Committee....................................................          6
  Officers............................................................................          7
  Board of Trustees and Committees of the Board.......................................          7
  Certain Relationships and Related Transactions......................................          8
PROPOSAL 2 APPOINTMENT OF THE TRUST'S AUDITORS........................................          9
PROPOSAL 3 APPROVAL OF THE DISSOLUTION TRANSACTIONS...................................         10
  Introduction........................................................................         10
  Alternatives Considered by the Board of Trustees....................................         10
  Shareholder Action Proposed.........................................................         11
  Description of the Dissolution Plan.................................................         12
  Estimate of Fair Market Value of Remaining Trust Assets.............................         13
  Description of Certain Long-Term Liabilities........................................         14
  Estimate of Residual Value..........................................................         16
  Federal Income Tax Consequences.....................................................         17
  Shareholder Approval Required for the Dissolution Transactions......................         18
  Nonapproval of the Dissolution Plan.................................................         18
  Amendment of the Dissolution Plan...................................................         18
  Dissenters' Rights..................................................................         18
  Proxy Solicitation Fees and Expenses................................................         18
  Recommendations of the Trustees.....................................................         19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................         20
DISCRETIONARY AUTHORITY...............................................................         20
CERTAIN LEGAL MATTERS.................................................................         20
SHAREHOLDER PROPOSALS.................................................................         20
REPORTS...............................................................................         20
EXHIBIT A PLAN OF DISSOLUTION, TERMINATION AND LIQUIDATION............................        A-1

                      THE SPECIAL MEETING OF SHAREHOLDERS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    This Proxy Statement is being furnished by the Trustees to the Shareholders of the Trust, in connection with the solicitation by the Trustees of proxies for use at the Special Meeting which is being held in lieu of the Annual Meeting. At the Special Meeting, the Shareholders will be asked to consider and vote upon:
(i) the election of Trustees; (ii) approval of appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997; (iii) a Dissolution proposal described in the proposed Dissolution Plan; and (iv) such other business as may be brought before the meeting. The Trustees at present know of no other formal business to be brought before the Special Meeting.

VOTING RIGHTS

    Each Trust Share is entitled to one vote on the matters to be considered at the Special Meeting, except for the election of Trustees, in which case each Shareholder will be entitled to cumulate his or her votes as described below. If a Shareholder entitled to vote at the Special Meeting has given the Proxy solicited by this Proxy Statement, unless the Proxy has been previously revoked (and unless otherwise directed by the Shareholder giving such Proxy), the Proxy holders will vote the Trust Shares represented by the Proxy at the Special Meeting FOR the election of the nominated trustees, the approval of the appointment of Deloitte & Touche LLP, the Dissolution Transactions and otherwise as the Proxy holders determine in their discretion with respect to all other matters properly brought before the Special Meeting.

    A Shareholder may revoke such Shareholder's Proxy at will at any time prior to the voting of the Trust Shares covered by the Proxy, by voting in person at the Special Meeting, by filing with the Secretary of the Trust a duly executed Proxy bearing a later date, or by delivering to the Secretary of the Trust a written notice prior to the Special Meeting, stating that such Shareholder revokes the Proxy.

    Votes cast by Proxy or in person at the Special Meeting will be counted by the person appointed by the Trust to act as Inspector of Elections for the Special Meeting. The Inspector of Elections will treat Trust Shares represented by Proxies that reflect abstentions or include "broker non-votes" as Trust Shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter. Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals, as indicated in the accompanying Proxy card.


    In the election of Trustees, each shareholder shall be entitled to vote on a cumulative basis. Since five trusteeships will be filled in this election, each shareholder will be entitled to cast five votes for each share for which the shareholder is registered as the shareholder of record. For example, if a shareholder is the record holder of five thousand (5,000) shares, that shareholder will be entitled to cast twenty five thousand (25,000) votes however the shareholder sees fit. The shareholder can "cumulate" the shareholder's votes by casting them all for one candidate, or may distribute the votes among two or more candidates. The candidates receiving the highest number of votes, up to the number of trusteeships to be filled in the election, shall be elected as the Trustees of the Trust. Votes cast by Proxy shall be cumulated at the discretion of the proxy holder.


    The proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997 requires approval by Shareholders holding a majority of the Trust Shares.


    THE DISSOLUTION PROPOSAL REQUIRES APPROVAL BY A MAJORITY OF THE SHAREHOLDERS OF RECORD AND BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES. As of November 11, 1997, the Trust has 3,601 Shareholders of record holding 3,706,845 Shares. Accordingly, at least 1,801 Shareholders of record holding at least 1,853,423 Shares must vote in favor of the Dissolution Proposal in order to approve it. If fewer Shareholders vote in favor of approval of the Dissolution Transactions than the number required for approval, the Special Meeting may be adjourned for the purpose of soliciting additional Proxies, or for any other purpose, and, at any subsequent reconvening of the Special Meeting, all Proxies will be voted in the same manner as such Proxies would have been voted at the original Special Meeting (except for any Proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.


    No Shareholders of the Trust will have any rights of appraisal or similar dissenters' rights with respect to the Dissolution Proposal under the Trust's Amended and Restated Declaration of Trust or the law of the State of California, the jurisdiction in which the Trust is organized. Therefore, if the Dissolution Proposal is approved by the required vote, all shareholders must accept their pro rata share of the net distributable proceeds.


VOTING SECURITIES AND PRINCIPAL HOLDERS


    Only Shareholders of the Trust of record at the close of business on December 8, 1997 will be entitled to vote, in person or by proxy, at the Special Meeting. On that date, there were 3,706,845 Trust Shares outstanding.


    The Trustees are not aware of any beneficial owners of more than 5% of the outstanding Trust Shares. Trust Shares beneficially owned by all of the Trustees and officers as a group are as follows:

Title of Class of Securities:.................  "Shares of Beneficial
                                                Interest" (referred to in
                                                this Proxy Statement as
                                                "Trust Shares")
Amount Beneficially Owned:....................  107,375 Trust Shares(1)
Percent of Class:.............................  2.90%

------------------------

(1) Includes 21,584 Trust Shares owned by members of a Trustee's family as to which the Trustee disclaims any beneficial ownership interest.

    The Trustees and officers of the Trust have indicated that they intend to vote their Trust Shares in favor of the Dissolution Transactions.

COSTS AND MANNER OF SOLICITATION

    All expenses in connection with this solicitation will be borne by the Trust. The Trust has engaged D.F. King & Co., Inc. ("D.F. King & Co., Inc.") to aid in the solicitation of proxies for the Trust. D.F. King will solicit proxies by mail, telephone, in person or otherwise. The anticipated fees of D.F. King for such assistance will be $15,000. It is expected that solicitation will also be made by employees of Menlo Management Company, the Trust's investment advisor (the "Advisor"), or representatives of the Trust by mail, telephone, in person or otherwise, without additional compensation. The Trust will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record by such persons for the purpose of obtaining authorization for the execution of proxies. The Trust will reimburse such persons and the Trust's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

                                   PROPOSAL 1
                              ELECTION OF TRUSTEES

    It is proposed to elect a Board of five Trustees to serve for the ensuing year and until their successors are elected and qualified, for the purpose of implementing and carrying out the Dissolution Plan. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement. If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted for the election of nominees presented below, and the proxy holders shall in their discretion cumulate such votes. All of the nominees are currently serving as Trustees for the Trust, and one was an original Trustee named in the Declaration of Trust dated April 17, 1963. If for any reason any nominee becomes unable to serve or will not serve for good cause, which is not now anticipated, the proxy holders will vote for such substitute nominees as they shall determine. The five candidates receiving the highest number of votes shall be elected.

    The Trustees have regular meetings approximately once a month and special meetings as required. Twelve regular meetings and three special meetings plus the annual meeting were held in the calendar year 1996.

NOMINATING COMMITTEE

    None.

TRUSTEES


    The following table sets forth the current Trustees, each Trustee also being an Officer and nominee for re-election as Trustee, his principal occupation, other offices with the Trust, the period which he has served as a Trustee and Officer of the Trust, and the number of Trust Shares owned, directly or indirectly, by him on September 30, 1997. No person is known by the Trust to be the beneficial owner of more than five percent of the Trust's outstanding Trust Shares. Each person identified in the table has sole voting and investment power with respect to all Trust Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person listed below is 1010 El Camino Real, Suite 210, Menlo Park, California 94025.



                                                NUMBER OF YEARS      NO. OF
                                                      AS             SHARES      PERCENT
                                                TRUSTEE/OFFICER   BENEFICIALLY     OF
NAME AND PRINCIPAL OFFICES WITH TRUST     AGE      OF TRUST          OWNED       CLASS(1)
----------------------------------------  ---   ---------------   ------------   -------
John H. Hoefer..........................  81          15             68,003      1.835%
 Vice President of the Trust, Private
 Investor, Trustee (2)(3)

Harry E. Kellogg........................  74          34              7,293       .197%
 Treasurer of Trust, Investment
 Consultant, Private Investor, Trustee
 (4)

Wilcox Patterson........................  56          17             27,900       .753%
 President of Trust, Private Investor,
 Trustee (5)

William S. Royce........................  78          17              2,708       .073%
 Secretary of the Trust, Management
 Consultant, Private Investor, Trustee
 (2)(3)(4)

Robert C. Gould (6).....................  53          12              1,471       .040%
 Vice President of the Trust, Real
 Estate Manager, Trustee


------------------------


(1) Based on 3,706,845 Trust Shares outstanding as of September 30, 1997.


(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Voting and investment power are shared equally with spouse.

(5) Includes 21,584 Trust Shares owned by members of Mr. Patterson's family as to which Mr. Patterson disclaims any beneficial ownership interest.

(6) Robert C. Gould served as an Officer of the Trust for three years from 1985 to 1988 prior to his election as a Trustee and Officer in 1989.

    Mr. Hoefer is a Rear Admiral, United States Naval Reserve. He was founder of Hoefer, Dieterich and Brown, Inc., an advertising agency in San Francisco, and was its Chairman at the time of its merger with Chiat/Day, Inc. in 1979. He was also a Chairman of Chiat/Day, Inc. (San Francisco). Mr. Hoefer was elected a Trustee in 1982.

    Mr. Kellogg has served as Trustee of the Seattle Retail Clerks Union Pension Fund, the GEMCO Retail Clerks Union Pension Trust Fund and is the former Vice President--Finance and Secretary of Leslie Salt Co., a salt production company with extensive real estate holdings in the San Francisco Bay Area. At Leslie Salt Co. from which he retired in 1979, Mr. Kellogg was responsible for the financial, administrative and tax matters of the company. Mr. Kellogg was elected Executive Vice President of the Trust on December 5, 1978 and was President from February 22, 1980 to May 7, 1985.

    Mr. Patterson is a director of Grove Farm Company, Inc., a sugar plantation and real estate development corporation located on Kauai in the Hawaiian Islands. He is also an independent real estate manager and investor. Mr. Patterson served as Regional Vice President of Northern California Savings and Loan between April 1979 and September 1980. Prior to that appointment, he served as a Vice President and Manager of the Menlo Park branch of Northern California Savings and Loan Association. In these capacities he has gained considerable experience in real estate financing. Mr. Patterson was elected a Trustee in 1980 and has served as President since 1985.

    Mr. Royce is an independent management consultant specializing in business planning and regional economic development. He retired in 1984 from SRI International (Stanford Research Institute). He has been an investor in the Trust since 1964 and was elected a Trustee in 1980. Mr. Royce is also the treasurer of the Silicon Valley Economic Roundtable.

    Mr. Robert C. Gould is President and a Director of Menlo Management Company. Mr. Gould has previously served as a Vice President and Secretary of the Trust from 1985 through 1988. Mr. Gould was elected a Trustee and appointed Vice President on June 27, 1989.

OFFICERS

    Wilcox Patterson is the President of the Trust. He was initially elected on May 7, 1985.

    John Hoefer is a Vice President of the Trust. He was initially elected on June 8, 1988.

    Harry E. Kellogg is the Treasurer of the Trust. He has been Treasurer of the Trust since its inception.

    William S. Royce is the Secretary of the Trust. He was initially elected on June 15, 1988.

    Robert C. Gould is a Vice President of the Trust. He was initially elected on June 27, 1989.

    Each officer of the Trust is elected annually for the ensuing year or until a successor is elected and qualified. There are no family relationships amongst the Officers and Trustees.

BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD

    The Board of Trustees held twelve regular and three special meetings during 1996. No Trustee attended fewer than 75% of the meetings.

    The Trust formerly paid each Trustee a fee of $200 per month for continuing services, $200 for attendance at each Board meeting and $100 for each Committee meeting attended. Payments have been suspended since June 1997.

    Pacific REIT currently employs no full-time executives. All officers are currently chosen from among the members of the Board of Trustees. All Trustees are shareholders in the Trust. The President was formerly compensated for his services at an annual rate of $16,200, as set forth in the table below. Currently, the President is receiving no compensation for his services. Trustees received no bonuses, stock options, or other deferred compensation. No officer currently receives any compensation. The aggregate direct Remuneration paid to the Trustees and officers in 1996 was $40,100. In June 1997, the Board of Trustees voted to discontinue all salaries and fees to the officers and Trustees.



                                                                                     AGGREGATE
                                                                                      DIRECT
NAME AND PRINCIPAL POSITION                                              YEAR      REMUNERATION
---------------------------------------------------------------------  ---------  ---------------
Wilcox Patterson, President..........................................       1996     $  16,200
                                                                            1995        16,600
                                                                            1994        16,200


    There are no "incentive" plans currently offered by the Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    The Investment Advisor of the Trust is Russell Collier, a sole proprietor doing business as Collier Investment. Collier Investment acts as both Investment Advisor and real estate broker for the Trust. As an Investment Advisor, Collier Investment advises the Trust and the Trustees regarding the Trust's real estate investment strategy. Mr. Collier is not affiliated with the Trust. The Investment Advisor received a total of $50,000 as fees for 1996. As of June 30, 1997, the Investment Advisor received $17,000. The Investment Advisor currently provides his services at no cost to the Trust.



    The Trust's administrative functions are performed by Menlo Management Company, an independent real estate management organization owned by Robert C. Gould, a Trustee of the Trust. In 1996 the total administrative fees paid to Menlo Management Company was $150,000. Cessation of attempts to recapitalize the Trust and the related disposition of a major portion of the Trust's assets has reduced the Trust's administrative activity and enabled a reduction of the administrative fees to a rate of $5,500 per month or $66,000 per year. Menlo Management Company also provides property management, leasing, development, financing and real estate brokerage services to the Trust. The total of all fees earned by Menlo Management Company for 1996 totaled $510,000, and the total for the first eight months of 1997 was $278,000.

                                   PROPOSAL 2
                      APPOINTMENT OF THE TRUST'S AUDITORS

    Unless otherwise indicated on any proxy, it is intended that the shares represented by the enclosed proxy will be voted for the appointment of Deloitte & Touche LLP as independent auditors for the examination of the financial statements of the Trust for the year ending December 31, 1997. Deloitte & Touche LLP has served as independent auditors since 1978. The Board of Trustees, on recommendation of the audit committee, has approved the selection of Deloitte & Touche LLP as auditors for 1997.

    Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting to respond to appropriate questions and to make a statement should they desire to do so.

    The Declaration of Trust does not require that shareholders approve the appointment of independent auditors but the Trustees considered it appropriate to obtain such approval. If the shareholders vote against the approval, the Trustees will appoint other independent auditors for 1997. The votes of more than 50% of the shares voting are required for approval.

                                   PROPOSAL 3
                    APPROVAL OF THE DISSOLUTION TRANSACTIONS

INTRODUCTION

    The Trustees have adopted the Dissolution Plan for the purpose of dissolving, terminating and liquidating the Trust. Pursuant to the Dissolution Plan, the Trustees are soliciting the accompanying Proxy from the Shareholders of the Trust to approve a proposal to adopt the Dissolution Plan.

    Following termination of the previously announced merger agreement with Pan Pacific Development (U.S.), Inc. and review by investment bankers and the investment advisor of the Trust, the Trustees failed to identify viable alternatives for developing the Trust, and have therefore proposed an orderly liquidation of the assets of the Trust as in the best interests of the Shareholders. The Trustees and officers of the Trust who own approximately 2.9% of the outstanding Trust Shares have indicated to the Trust that they intend to vote all such Trust Shares to approve the Dissolution Plan.

ALTERNATIVES CONSIDERED BY THE BOARD OF TRUSTEES

    Prior to recommending Dissolution of the Trust to the Shareholders, the Trustees explored and considered many alternatives, including those summarized below.


    The fundamental problem besetting the Trust has been the dearth of capital for real estate during the economic recession which unfolded during the early 1990's and persisted in most economic sectors until 1995. Since its inception in 1963, the Trust had historically relied successfully upon individual California residents for its capital needs. There had always been adequate capital from this source to enable the Trust to accomplish its real estate investment program as well as to provide liquidity to its Shareholders. The prolonged and deep national recession, which particularly afflicted California from 1991 through 1995, drastically changed this. Access to long-term debt capital dried up completely at the same time. In order to create positive strategic options amidst this difficult environment, the Trust engaged Dean Witter Reynolds, Inc. to act as the Trust's financial advisor to analyze and to make recommendations regarding the Trust's overall investment strategy in relation to the capital and real estate markets. By the end of the 1992 Dean Witter recommended that the Trust list its shares on a national stock exchange, reduce dividend payments in order to conserve capital, seek private equity investment at a discount price to cover short-term capital needs, reduce short-term debt and, pending such listing, reorganize as a self-administered equity trust.



    In early 1993, the Trust began to implement this strategy. It suspended dividends in February 1993 in order to conserve capital. It also initiated discussions with private equity sources seeking an equity investment adequate to reduce debt and enable the Trust to grow with a long term goal of positioning the Trust for a successful national public offering. By Summer of 1993 the public REIT market had become quite strong and the Trust engaged Montgomery Securities, Inc. and Oppenheimer and Co., Inc. to act as its underwriters for a proposed public offering. In the underwriters' opinion there were two critical elements for a successful national offering: the need to substantially increase the Trust's property asset base and to obtain shareholder approval for conversion of the Trust to a self-administered Maryland Corporation. The Trust immediately began to develop options to purchase ten additional shopping centers to bring it up to the necessary size. A new Maryland structure for a self-administered trust was organized. However, during the Fall of 1993 the market for initial public offerings of real estate investment trusts deteriorated rapidly due to rising interest rates and a flood of REIT offerings. Therefore the Trust was forced to postpone its plan for a national public offering. It then simultaneously embarked on exploring alternative recapitalization approaches, including sale, merger with another real estate investment trust, and private equity and debt placements. During the Spring of 1994 the Trust formally engaged the services of Morgan Stanley Realty, Inc., investment bankers, to pursue these alternative strategies and to act as advisor to the Trust.

    Morgan Stanley developed offers of either merger, joint-venture and direct equity/debt placement during the following months. However, due primarily to the continuing recession in the California real estate markets, continued reductions in real estate valuation, and emerging difficulties with several major tenants at the Trust's properties, all of these proposals were financially unacceptable to the Trust. As a consequence the Trust determined that it would have to sell some of its real estate assets in order to reduce debt while continuing to explore possible equity investment partners. While the Trust did sell two of its major assets, Lakeshore Plaza Shopping Center and Menlo Center, in 1995 and 1996, respectively, the effort to secure equity investment partners on acceptable terms was not achieved due chiefly to tenant problems in the Trust's asset portfolio.


    These tenant problems included the loss of several anchor tenants at two of the Trust's shopping centers. These losses were due primarily to changes in the retailing industry. The trend towards discount and warehouse type stores and the growth of predatory market-share tactics amongst "big-box" retailers created many problems for established retailers. The negative impact of these trends most gravely affected the Trust at its El Portal Shopping Center in San Pablo and at Monterey Plaza Shopping Center in San Jose, two of the Trust's major cash flow generators. At Kings Court Shopping Center, an attractive and very successful property, complications arising from toxic pollution and a maturing ground lease effectively prevented equity investors from stepping forward. These issues emerged against the continuing backdrop of the deepest recession in California since the 1930's.


    In November 1996 the Trust entered into an agreement with Pan Pacific Development (U.S.) Inc., ("Pan Pacific") whereby the Trust proposed to transfer its assets and liabilities to a Maryland corporation ("PAC REIT"), and then to merge a subsidiary of PAC REIT with a subsidiary of Pan Pacific to reduce the Trust's debt and to acquire additional property with a view to listing on a national stock exchange. This agreement ultimately failed in March 1997 because of the above problems. After the failure of these negotiations the Trust sold one more of its centers (Monterey Plaza Shopping Center) and all of its Notes Receivable to Pan Pacific in order to reduce debt and put the Trust into a better cash flow situation. This transaction generated sufficient capital to eliminate all remaining short term debt and create a positive cash balance. At this juncture the Trustees concluded that the only feasible way forward was through liquidation of the Trust's remaining assets.



    Throughout this extended period since 1992, the Trust had made many attempts to resolve its shortage of capital. The scope and intensity of these efforts embraced the full spectrum of institutional and non-institutional capital providers as well as potential merger partners. Ultimately, the Trustees, the investment bankers and financial advisors were unable to identify acceptable capital sources or merger partners. Such proposals as were forthcoming offered capital on terms which would value the Trust at less than the estimated liquidation value of its portfolio of assets. Moreover, the Trustees realized that if the Trust were simply permitted to continue in existence with its current remaining asset portfolio, the Trust's funds would likely be consumed in the course of its business by accounting, legal and other fees relating to routine corporate filings which must be made by all public companies.



    Accordingly, the Board of Trustees determined that the best course to follow was to dissolve the Trust as promptly as possible in order to realize the benefit of the liquidation value of its assets. While the Trust will incur substantial costs in connection with the Liquidation Transactions, the Trust will be able to also realize the greater liquidation value of the Trust's assets and avoid future fees and expenses to continue the Trust indefinitely. Moreover, the shareholders will gain access to their otherwise illiquid investment in the Trust.


SHAREHOLDER ACTION PROPOSED

    At the Special Meeting, the shareholders of the Trust will be asked to vote on a proposal to adopt the Dissolution Plan, pursuant to which the Trust, without further action by the Shareholders (except as such action may be required by law or as the Board of Trustees may deem appropriate), will dissolve after payment of, or provisions for the payment of, legally enforceable obligations of the Trust. Any remaining assets would be distributed to Shareholders. PURSUANT TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE TRUST AND THE CALIFORNIA CORPORATION CODE (AND THE REGULATIONS PROMULGATED THEREUNDER), THE APPROVAL OF BOTH A MAJORITY OF THE SHAREHOLDERS (A "HEAD COUNT" VOTE) AND THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING TRUST SHARES IS REQUIRED TO ADOPT THE DISSOLUTION PLAN.

    THE TEXT OF THE PLAN IS CONTAINED IN EXHIBIT A ATTACHED HERETO. THE BRIEF DESCRIPTION OF THE PLAN SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DISSOLUTION PLAN.

DESCRIPTION OF THE DISSOLUTION PLAN

    The Trustees have unanimously adopted a Dissolution Plan providing for the dissolution, termination and liquidation of the Trust conditioned upon approval by the Shareholders of the Trust, for which the Proxy described in this Proxy Statement is being solicited.

    The Dissolution Plan contemplates that upon its adoption by the Trust's Shareholders, payment of, or provision for payment of, any legally enforceable obligations of the Trust will be made out of the Trust's assets. Thereafter, remaining assets will be distributed to Shareholders as promptly as possible. The Dissolution Plan also authorizes the Board of Trustees to abandon the dissolution of the Trust at any time if the Board of Trustees deems such action to be in the best interests of the Shareholders.

    The following is a summary of the transactions contemplated by the Dissolution Plan. Reference is made to EXHIBIT A for a complete description of the terms and conditions thereof.

    The Dissolution Plan provides for the dissolution, termination and liquidation of the Trust pursuant to the applicable provisions of the Amended and Restated Declaration of Trust and the California Corporations Code (and the regulations promulgated thereunder). The effective date of the Dissolution Plan will be the date of its approval by the Shareholders. If the Dissolution Plan is approved by the Shareholders, the stock transfer books of the Trust will be closed as of the close of business on a date fixed by the Board of Trustees for the distribution. Thereafter, no assignments or transfers of the Trust Shares (except for those occurring by will, intestate succession or operation of law) will be recorded.


    OPERATIONS. Upon the Dissolution Plan becoming effective, the Trust will cease business operations; except, however, that the Trust will complete the sale of its remaining assets, the Kings Court Shopping Center, the two parcels of land in San Pablo, California and Redding, California, and complete the purchase, redevelopment and sale of the Wanlass Shopping Center property. The Trust's corporate existence will continue thereafter, but solely for the purpose of completing work in progress, disposing of its assets, providing for the satisfaction of its obligations, adjusting and winding up its business and affairs, and distributing its remaining assets under the Dissolution Plan. No further approvals by the Shareholders will be obtained. A distribution following the liquidation of these remaining assets will be conditioned upon setting aside a sufficient amount of money for the purpose of meeting any residual Trust obligations or liabilities which it has not otherwise met. These include the leasehold, financing and environmental and indemnification obligations and liabilities described below. See "Description of Certain Long-Term Liabilities," "Financing Obligations" and "Environmental Obligations."


    SHARE CERTIFICATES. At the time of any distribution of assets to the Shareholders, those Shareholders who have share certificates will be required to surrender them before they will receive any cash or other assets to which they are entitled under the Dissolution Plan. This will not be necessary for those Shareholders who have elected to have their shares held for them by the Transfer Agent.

    If a Shareholder fails to surrender any certificate he has in his possession, his share of any distribution will be retained until his certificate is surrendered or until he furnishes an indemnity bond in the event of loss or destruction of the certificate. No interest will be paid or accrued on the cash or other assets payable upon surrender of Trust share certificates. The Shareholders of the Trust will be notified as promptly as possible of the effective date of the Dissolution Plan and will be advised as to the procedure for surrender of their certificates in exchange for any remaining cash or other assets to which they are entitled.

    PAYMENT OF LEGALLY ENFORCEABLE CLAIMS. The Trust will satisfy, or provide for the satisfaction of, all legally enforceable claims and obligations of the Trust in an orderly manner. This will include claims arising from the residual liabilities discussed below. See "Description of Certain Long-Term Liabilities".


    CONTINUED INDEMNIFICATION OF TRUSTEES AND OFFICERS. The Trust will also reserve sufficient assets (or obtain such insurance) as shall be necessary to provide for the continued indemnification of the Trustees, Officers, Advisors and Agents of the Trust to the full extent provided by the Declaration of Trust, any existing indemnification agreements between the Trust and any of such persons, and applicable law.



    DISTRIBUTIONS TO SHAREHOLDERS. It is difficult to determine at this time with any precision the aggregate net proceeds that may ultimately be available for distribution to the Trust's shareholders upon liquidation. That amount will depend upon a variety of factors, including the timing of and the net proceeds realized from the sale of the Trust's assets, as well as the ultimate amounts of liquidation-related expenses and other obligations and liabilities that must be satisfied out of the Trust's assets.



    It is also difficult to determine the timing of any such distributions. Nevertheless, the Trust intends to complete the Dissolution Transactions and make distributions, if any, within 24 months of the adoption of the Dissolution Plan by the Shareholders. If necessary, the Trustees may utilize a Liquidating Trust to complete the liquidation and dissolution of the Trust within the 24-month period.



    After satisfaction of all of the Trust's legally enforceable obligations, remaining assets will be distributed to the Shareholders of the Trust in accordance with their respective shareholdings. In the event that the Trust were to make distributions in connection with the Dissolution Transactions to its Shareholders without payment or adequate provision for payment of the Trust's liabilities, the Shareholders may be held personally liable up to the amount of distributions each Shareholder received. Of course, no Shareholder is liable for any debts of the Trust beyond any amounts the individual Shareholder received as a distribution.


    MAJORITY OF TRUST SHAREHOLDERS BIND MINORITY. If the requisite number of Shareholders of the Trust approve the Dissolution Transactions, the Trust will be dissolved, terminated and liquidated, even though individual Trust Shareholders may have voted against the Dissolution.

    TERMINATION OF REIT STATUS. The Trustees shall have the authority to terminate the Trust's status as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986, as amended, if they determine that such action would be in the best interests of the Shareholders.


ESTIMATE OF FAIR MARKET VALUE OF REMAINING TRUST ASSETS



    The Trust has the following remaining assets as of October 31, 1997: A 40% general partnership interest in Kingsco, a California general partnership (the "Kingsco Interest"); an obligation to redevelop and a right to sell the Wanlass Shopping Center property (the "Wanlass Project"); an undeveloped parcel of land in San Pablo (the "San Pablo Property"); an undeveloped parcel of land in Redding (the "Redding Property"); certain promissory notes (the "Notes"); cash ("Cash"); accounts receivable (the "Accounts Receivable"); and other miscellaneous assets (the "Miscellaneous Assets").



    The Trust estimates that the net value of its Kingsco Interest is approximately $4,013,000. That valuation is based upon the Trust's current negotiations with a prospective purchaser and is net of the current debt obligations of the Trust associated with the Kingsco Interest.



    The Trust estimates that the net value of the Wanlass Project is approximately $300,000. That estimate is based upon an estimated development cost budget and projected net income based on current leases and leases presently under consideration. The Trust cannot ascertain the fair market value of the San Pablo

Property and therefore has not assigned any value to it. The Trust estimates that the net value of the Redding Property is approximately $200,000. That estimate is net of any real estate commissions expected to be associated with the sale of the Redding Property.



    The Trust estimates that the aggregate fair market value of its Notes is approximately $192,000. The Trust has approximately $2,858,000 in cash and values its accounts receivable at approximately $26,000. Finally, the Trust has Miscellaneous Assets worth approximately $621,000.



    Based upon the foregoing, the Trust estimates that as of October 31, 1997, the net aggregate fair market value of all its remaining assets is approximately $8,210,000.


DESCRIPTION OF CERTAIN LONG-TERM LIABILITIES

    The Trust has certain long-term obligations and liabilities that will affect the timing and amount of any distributions to the Trust's Shareholders upon the liquidation of its assets.

    GROUND LEASE OBLIGATIONS. The Trust has long-term obligations under three separate ground leases: First, the Mt. Shasta shopping center ground lease; second, the Kings Court shopping center ground lease; and third, the Wanlass shopping center ground lease. If the Trust is unable to negotiate releases for its obligations pursuant to the three ground leases, then the Trust must reserve sufficient assets to satisfy its obligations pursuant to the ground leases.


    Although the Trust transferred its interest in the Mount Shasta ground lease to a third party (the "Current Ground Lessee"), the Trust remains liable for the Mount Shasta ground lease as a co-obligor. Currently, all lease and tax payments are actually paid by the Current Ground Lessee. But in the event the Current Ground Lessee defaults on its obligations to the ground lessor, then the Trust would have to satisfy the defaulted obligations.



    The ground lease requires annual rental payments of the greater of either $24,000 or eight percent of gross annual rental revenues received from the Mount Shasta Shopping Center tenants until July 11, 2034. During the year ended December 31, 1996, the actual ground rental paid to the ground lessor was $40,211, based on gross annual rents of $504,381.



    The Mount Shasta ground lease also requires the payment of property taxes. During the year ended December 31, 1996, the sum of the actual taxes paid by the Current Ground Lessee in connection with the Mount Shasta ground lease was $81,586.



    The Mount Shasta ground lease also provides that the dissolution of the Trust constitutes a default. The Trustees are currently negotiating with the ground lessor to obtain a waiver of the provision. But in the event that the ground lessor refuses, the Trust may be liable for the rents to be paid over the life of the ground lease (less any rents received by the ground lessor from the Current Ground Lessee or other sub-lessees).



    In order to quantify the maximum potential liability of the Trust under the Mount Shasta ground lease, the Trust assumes that the ground lessor will treat the dissolution as a default and will be unable to mitigate the damages by collecting rent on the property. In that event, the base rent of $24,000 might be owed per year by the Trust, plus taxes. Assuming there was no offsetting sub-lease income and that the value of the property would likely be ten times the gross minimum ground rent, the taxes would be approximately 1% of that value. On that basis, the fourteen years of remaining liability on both rent and taxes would be approximately $370,000.



    As a general partner of Kingsco, a California general partnership, the Trust is jointly and severally liable for the partnership's rental obligations pursuant to the Kings Court ground lease, which extends through July 24, 2024. Kingsco's rental payment obligation for the Kings Court ground lease is the greater of either $40,000 per year or a percentage of gross rental revenues received from the shopping center tenants. During the year ended December 31, 1996, that actual ground rental paid to the ground lessor was $177,569, based on gross rents of $1,538,367.


    The Kings Court ground lease also requires the ground lessee to pay property taxes. During the year ended December 31, 1996, the sum of the actual taxes paid by Kingsco in connection with the Kings Court ground lease was $52,313. The dissolution of the Trust does not constitute a default under the Kings Court ground lease.



    In order to quantify the maximum potential liability of the Trust under the Kings Court ground lease, the Trust assumes that there would be no offsetting sub-lease income and that the base rent of $40,000 would be owed per year. If there were no offsetting sub-lease income, then the value of the property would likely be ten times the gross ground rent and the taxes would be approximately 1% of that value. Thus, the remaining liability on both rent and taxes would be approximately $1,169,665. Of course, the Trust is currently negotiating to sell its interest in Kings Court and thereby minimize any potential liability.



    The Trust is currently obligated pursuant to the Wanlass Shopping Center ground lease, as amended, to pay $147,872 per year as rental payments, with adjustments of 4% annually. The ground lease extends through May, 2045. The lease contains a "put" option, by virtue of which, at any time after a replacement tenant (per the first amendment to the lease) has commenced payment of rent under its replacement lease (which is currently estimated to be December 1, 1998), the ground lessor may require that the Trust purchase the real property in exchange for extinguishing the lease. The terms of the "put" option indicate a purchase price of ten times the amount of the ground rental in force at the time of the exercise of the "put" option. The Trust is presently engaged in completing the development of retail buildings for tenants at this center.



    The Wanlass ground lease also requires the ground lessee to pay property taxes. During the year ended December 31, 1996, the sum of the actual taxes paid by the Trust in connection with the Wanlass ground lease was $13,529.45.



    The Wanlass ground lease also provides that the dissolution of the Trust may constitute a default. The Trustees are currently negotiating with the ground lessor to purchase the property, which would result in the termination of the ground lease and preempt any default under the ground lease. But in the event that the ground lessor refuses to sell the property, the Trust could be liable for the rents to be paid over the life of the ground lease (less any rents received by the ground lessor from any subsequent ground lessees). But it is far more likely that the ground lessors will agree to sell the property to the Trust.



    As a result, the Trust expects to be relieved of its liability under the Wanlass ground lease and to make a net profit from the purchase, development and sale of the Wanlass property of approximately $300,000 (see "Estimate of Fair Market Value of Remaining Trust Assets").



    FINANCING OBLIGATIONS. The Trust is obligated to make subsidy payments to the owner of Menlo Center as a consequence of the terms under which the Trust sold the property to its current owner in February, 1996. Under the terms of this agreement the Trust is required to make up any shortfall in net income derived from the Menlo Center insofar as such income fails to achieve a minimum amount of $464,941 per year. In 1996 there was a subsidy payment made of $37,132. No subsidy payment is expected to be made in 1997. The agreement obligations expire on February 28, 2000.



    Assuming the worst case scenario (an empty building from November 30, 1997 to the end of the term), the liability of the Trust for subsidy payments would not exceed $1,055,158. The Trust does not expect its liability under the subsidy agreement to approach that amount.


    ENVIRONMENTAL OBLIGATIONS. The Trust may also be liable for certain environmental claims relating to two of its properties.

    The Trust may be liable for a toxic spill caused by a dry cleaning tenant at one of the Trust's former properties, the El Portal Shopping Center, in San Pablo, California. The spill probably occurred prior to the Trust's acquisition of El Portal in 1976. Although the Trust no longer owns the El Portal Shopping Center property, the Trust remains potentially liable for the entire cost of the environmental clean-up. The liability has been quantified and assessed by professional engineers at approximately $100,000 to $135,000; however, the Trust and the foreclosing lender on the property are currently negotiating an agreement to limit the Trust's liability to $100,000. The remediation work has not been commenced yet. The Trust is currently soliciting bids for the clean-up work. The Trust has received one bid in the amount of $134,000 to complete the project. The Trust has not yet determined whether it may have recourse against third parties for this environmental damage. A second toxic spill emanating from an adjacent property has affected El Portal. The spill is presently being remediated and Atlantic-Richfield Company, Inc. ("ARCO") has indicated that it will take responsibility for the costs of remediation.


    The Kings Court Shopping Center has suffered two known toxic spills. One is from the Exxon gas station which leases a parcel of land on the site. This spill is presently under remediation in accordance with a remediation plan approved by the Regional Water Quality Control Board and the County of Santa Clara Department of Health. Exxon Corporation has agreed to indemnify the Kingsco Partnership against all clean-up, legal and engineering costs and related fees arising from this spill.


    A second spill from a dry cleaner occurred prior to Kingsco's ownership of Kings Court Shopping Center. This spill is presently under remediation. The Reliance Insurance Group ("Reliance") has indicated in writing that it accepts responsibility with reservations for rejection of the agreement in the event of subsequent discovery of a cause of non-liability. Reliance is paying for the costs of remediation and it has taken financial and physical responsibility for implementing a clean-up plan which has been approved by the Regional Water Quality Control Board and County of Santa Clara Department of Health.



    The Kingsco Partnership is a General Partnership and so the Trust's liability is shared jointly and severally with the other general partners. The Trust believes that the terms under which it purchased its partnership interest will provide financial protection from the co-general partners. However, it is possible ultimately that the Trust could be held liable for the cost of the entire clean-up in the event that Reliance Insurance claims that the spill is not covered by its insurance policy and refuses to pay for the clean-up, and the co-general partners of Kingsco refuse to or are unable to pay their share of the costs of the clean-up. The total cost of the clean-up has not yet been determined, but is estimated to range between $346,000 and $1,211,000.



ESTIMATE OF RESIDUAL VALUE



    As described above, the Trust estimates that its remaining assets (see "Estimate of Fair Market Value of Remaining Trust Assets") are worth approximately $8,210,000. While the Trust estimates that its long term liabilities (see "Description of Certain Long-Term Liabilities") could potentially total (on a worst case scenario basis) as much as $$2,694,823 (or $0.73 per share), it is highly unlikely that the Trust will in fact incur those liabilities. In addition, the Trust will incur attorney's fees, accountant's fees, and proxy solicitation fees in connection with the dissolution, and will continue to incur its normal costs of operations until it finally winds down its business.



    On that basis, the Trustees estimate that the maximum residual value of the Trust's net equity would not exceed $2.00 per Share and will probably be less than this amount.

FEDERAL INCOME TAX CONSEQUENCES

    TAXATION OF THE TRUST. The Trust has elected to qualify as a real estate investment trust ("REIT") under Sections 856-860 (the "REIT Provisions") of the Internal Revenue Code of 1986, as amended (the "Code"). Under the REIT Provisions, an entity that qualifies as a REIT is generally not subject to federal income tax with respect to income which it distributes to its Shareholders. If the Dissolution Plan is adopted by the Shareholders, it is presently contemplated that the Trust will be liquidated in a manner that will allow the Trust to continue to meet the requirements of the REIT Provisions until the distribution of all of its assets to the Shareholders (including the possible transfer of assets to a liquidating trust), although the Plan gives the Trustees the authority to cause the Trust to discontinue its status as a REIT at any time if they find it in the best interests of the Shareholders to do so.

    In order to maintain its status as a REIT, the Trust must continue to satisfy various technical requirements imposed by the Code, including requirements that it derive its gross income from qualified sources, that it hold qualifying assets, and that it make certain distributions to its Shareholders. So long as the Trust qualifies for taxation as a REIT, it will not be subject to federal corporate income taxes on net income that is currently distributed to the Shareholders because a REIT generally is entitled to a dividends-paid deduction. The Code also provides that distributions pursuant to a plan of liquidation that are made 24 months after adoption of the plan of liquidation will, to the extent of earnings and profits of the REIT for the taxable year, be treated as dividends for purposes of the dividends-paid deduction. To minimize federal income taxation of the Trust, therefore, the Trustees intend to complete the Dissolution Plan within 24 months of its adoption. If necessary, the Trustees may utilize a Liquidating Trust to complete the liquidation and dissolution of the Trust within the 24-month period.

    TAXATION OF SHAREHOLDERS. The amount of any cash and the fair market value of any property (including a pro rata share of the fair market value of any assets that might be contributed to a liquidating trust) distributed to a Shareholder pursuant to the Dissolution Plan will in general be applied first to reduce the Shareholder's basis in such Shareholder's Trust Shares. Liquidating distributions in excess of the Shareholder's basis will be taxed as a capital gain if the Trust Shares are held by the Shareholder as a capital asset. If the sum of all liquidating distributions with respect to Trust Shares held as a capital asset is less than the Shareholder's basis therein, the difference will constitute a capital loss. A Shareholder's gain or loss on liquidating distributions will be calculated separately with respect to Trust Shares with different bases or holding periods.

    The taxation of capital gains has been extensively changed pursuant to the Taxpayer Relief Act of 1997, passed by Congress on July 31, 1997 and signed into law by the President on August 5, 1997. Generally, the holding periods for long-term capital assets have been increased and the tax rates for long-term capital gains have been reduced. After July 28, 1997, sales and exchanges of most assets, including assets such as the Shares, held for more than 18 months are subject to a maximum capital gain rate of 20%. For assets held more than 12 months and not more than 18 months, the maximum capital gain rate is 28%.

    POSSIBLE USE OF LIQUIDATING TRUST. As noted above, a dividends-paid deduction for the Trust with respect to liquidating distributions is available for distributions within 24 months after the adoption of the Dissolution Plan. In the event that the Trust will not have completed the liquidation of all of its assets within the required period, it is possible that the Trustees might, if they determine it to be in the best interests of the Trust and the Shareholders, contribute the remaining assets of the Trust to a liquidating trust and distribute to Shareholders beneficial interests in such liquidating trust. Upon the distribution of beneficial interests in a liquidating trust, the Shareholders would be required to recognize gain to the extent the fair market value of such interests exceeded their remaining basis in the Shares. This could cause a Shareholder to incur a tax liability upon the receipt of the beneficial interests in the liquidating trust even though the Shareholder would have received no cash with which to pay such liability.

    The Trustees expect that any liquidating trust established with respect to the assets of the Trust would qualify as a grantor trust under the Code. Shareholders holding beneficial interests in a grantor trust would be deemed to own a pro rata portion of the assets of such trust and would be required to report on their own federal income tax returns their pro rata portion of any income, gain, deduction or loss realized by the trust. It is possible that Shareholders that are tax-exempt organizations, including pension trusts and individual retirement accounts, would realize unrelated business taxable income if assets contributed to the liquidating trust were encumbered by debt obligations, such that assets held by the liquidating trust would constitute debt-financed property under Section 514 of the Code.

    THE ABOVE DISCUSSION DOES NOT ATTEMPT TO DISCUSS ALL TAX MATTERS THAT MAY AFFECT THE TRUST OR THE SHAREHOLDERS IN THE COURSE OF THE LIQUIDATION, NOR TO CONSIDER VARIOUS FACTS OR LIMITATIONS APPLICABLE TO ANY PARTICULAR SHAREHOLDER. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE LIQUIDATION.

SHAREHOLDER APPROVAL REQUIRED FOR THE DISSOLUTION TRANSACTIONS

    UNDER THE TRUST'S AMENDED AND RESTATED DECLARATION OF TRUST AND THE CALIFORNIA CORPORATIONS CODE (AND THE REGULATIONS PROMULGATED THEREUNDER), THE AFFIRMATIVE VOTE OF BOTH A MAJORITY OF THE SHAREHOLDERS AND THE HOLDERS OF THE MAJORITY OF THE TRUST SHARES IS REQUIRED FOR APPROVAL OF THE DISSOLUTION TRANSACTIONS. If approved by the Shareholders, it is anticipated that the Dissolution Transactions would be completed over a period of two years. The Dissolution Transactions may be abandoned or amended, either before or after Shareholder approval has been obtained, if in the opinion of the Trustees, circumstances arise that make such action advisable.

NONAPPROVAL OF THE DISSOLUTION PLAN


    In the event of the failure of the Shareholders to approve the Plan, the Trust currently intends to continue to transact business as a qualified real estate investment trust and to consider an alternative course of action. The Trust would, however, continue its efforts to sell its interest in the Kingsco general partnership, the two parcels of land in San Pablo, California and Redding, California, and purchase the Wanlass Shopping Center property so that the Trust can redevelop and then sell the property. The Trust would then reinvest the proceeds raised from such sales in other properties that the Trustees deem appropriate on a going forward basis for the Trust.


AMENDMENT OF THE DISSOLUTION PLAN

    The Trustees may amend or modify the Dissolution Plan if they determine such action to be in the best interests of the Trust or its Shareholders, without the necessity of further Shareholder approval unless the Trustees determine that such amendment or modification would materially and adversely affect Shareholders' interests.

DISSENTERS' RIGHTS

    No Shareholders of the Trust will have any rights of appraisal or similar dissenters' rights with respect to the Dissolution Plan under the Trust's Amended and Restated Declaration of Trust or the law of the State of California, the jurisdiction in which the Trust is organized. Therefore, if the Dissolution Plan is approved by the required vote, all shareholders must accept their pro rata share of the net distributable proceeds.


PROXY SOLICITATION FEES AND EXPENSES



    The Trustees estimate that the Trust will incur approximately $15,000 in fees of D.F. King & Co., Inc., an independent proxy solicitation services firm in connection with the Special Meeting. No fees will be paid to any management personnel who solicit proxies in connection with the Special Meeting.

RECOMMENDATIONS OF THE TRUSTEES


    THE TRUSTEES HAVE UNANIMOUSLY APPROVED THE DISSOLUTION PLAN AND THE TRANSACTIONS CONTEMPLATED BY THIS PROPOSAL. THE TRUSTEES HAVE DETERMINED THAT THE DISSOLUTION PLAN AND THE DISSOLUTION TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS AND THE TRUST AND HAVE UNANIMOUSLY RESOLVED TO RECOMMEND THAT THE SHAREHOLDERS APPROVE THE DISSOLUTION PLAN AND THE DISSOLUTION TRANSACTIONS. Additionally, the Trustees and officers of the Trust intend to vote all of the Shares held by them of record in favor of the Dissolution Plan and Dissolution Transactions. The Trustees considered several alternatives to the Dissolution. The merits and disadvantages of these alternatives, and the Trustees' reasons for determining to proceed with the Dissolution, are discussed more fully above under "Approval of the Dissolution Transactions--Alternatives Considered by the Board of Trustees."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


    As of September 30, 1997, the Trust had 3,601 Shareholders. The following table sets forth information regarding the beneficial ownership of Trust Shares by certain of the Trust's executive officers and Trustees and by the Trust's executive officers and Trustees as a group, as of September 30, 1997. No person is known by the Trust to be the beneficial owner of more than five percent of the Trust's outstanding Trust Shares. Each person identified in the table has sole voting and investment power with respect to all Trust Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person listed below is 1010 El Camino Real, Suite 210, Menlo Park, California 94025.


                                                                       NUMBER OF     PERCENT OF
NAME                                                                  TRUST SHARES    TOTAL(1)
--------------------------------------------------------------------  ------------  ------------
Wilcox Patterson (2)(3).............................................       27,900        0.753%
John H. Hoefer......................................................       68,003        1.835%
Robert C. Gould.....................................................        1,471        0.040%
Harry E. Kellogg (3)................................................        7,293        0.197%
William S. Royce....................................................        2,708        0.073%
All Executive Officers and Directors as a Group
  (five persons)....................................................      107,375        2.898%

------------------------


(1) Based on 3,706,845 Trust Shares outstanding as of September 30, 1997.


(2) Includes 21,584 Trust Shares owned by members of Mr. Patterson's family as to which Mr. Patterson disclaims any beneficial ownership interest.

(3) Voting and investment powers are shared.

                            DISCRETIONARY AUTHORITY

    While the Notice of the Special Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Trustees have no knowledge of any matters to be presented for action by the Shareholders other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event any additional matters should be presented.

                             CERTAIN LEGAL MATTERS

    Certain legal matters will be passed upon for the Trust by Gibson, Dunn & Crutcher LLP, Palo Alto, California. The description of federal income tax consequences contained in this Proxy Statement under "Federal Income Tax Considerations" is based upon the opinion of Gibson, Dunn & Crutcher LLP.

                             SHAREHOLDER PROPOSALS


    If any Shareholder that owns one percent or $1,000 in market value of Shares entitled to vote at the 1998 Annual Meeting of the Shareholders (and who has owned such Shares for a period of one year) wishes to submit a proposal to be voted on at the 1998 Annual Meeting, the Shareholder must submit the proposal to the Trust on or before January 15, 1998 and must be a beneficial owner at that time.


                                    REPORTS


    The Trust will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, a copy of its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, a copy of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, a copy of its Report on Form 8-K dated April 1, 1997, a copy of its Report on Form 8-K/A dated April 1, 1997 and a copy of its Report on Form 8-K dated July 9, 1997 to any shareholder who so requests in writing to the Trust's address first set forth above or by calling (415) 327-7147.

SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE TRUSTEES

                                                         [LOGO]

                                          WILCOX PATTERSON,

                                          PRESIDENT


December 12, 1997
Menlo Park, California

                                   EXHIBIT A
                PLAN OF DISSOLUTION, TERMINATION AND LIQUIDATION

    This Plan of Dissolution, Termination and Liquidation (this "Plan") is for the purpose of effecting the dissolution, termination and complete liquidation of PACIFIC REAL ESTATE INVESTMENT TRUST (the "Trust").

    1. APPROVAL OF THIS PLAN. In accordance with Article 11 of the Amended and Restated Declaration of Trust of the Trust, this Plan shall be submitted to the shareholders of the Trust for approval at the Special Meeting in Lieu of the Annual Meeting of Shareholders to be held for that purpose. This Plan shall become effective upon the approval of a majority of the shareholders of the Trust and the approval of the holders of a majority of the outstanding shares (the "Effective Date")

    2. CESSATION OF BUSINESS. Following approval of this Plan, the Trust shall not engage in any further business activities, except for the purpose of completing work in process, including but not limited to the redevelopment of the Wanlass Shopping Center property, disposing of its assets, providing for satisfaction of its obligations, adjusting and winding up its business and affairs, and distributing the proceeds from the disposition of its assets in accordance with this Plan. The Trustees then in office shall continue in office solely for that purpose.

    3. CONTINUING EMPLOYEES. For the purpose of effecting the liquidation of the Trust's assets, the Trust shall retain, subject to the pleasure of the Board of Trustees, such employees as the Board of Trustees deems desirable to supervise the liquidation.

    4. EXPENSES OF LIQUIDATION. The Board of Trustees may provide, from the assets of the Trust, reasonable funds for payment of the expenses of the dissolution, termination and liquidation of the Trust, including filing fees and other expenses relating to the holding of the Special Meeting in Lieu of the Annual Meeting of Shareholders to consider this Plan and other documentation required in connection with this Plan, continuation of employees engaged in the liquidation process, accounting and attorneys' fees and expenses, and other reasonable fees and expenses incurred in connection with the liquidation process.

    5. PAYMENT OF LEGALLY ENFORCEABLE CLAIMS. The Trust shall satisfy, or provide for the satisfaction of, all legally enforceable claims and obligations of the Trust in an orderly manner.

    6. PROVISION FOR CONTINUED INDEMNIFICATION OF TRUSTEES AND OFFICERS. The Trust shall reserve sufficient assets (or obtain such insurance) as shall be necessary to provide for continued indemnification of the Trustees and officers of the Trust to the full extent provided by the Declaration of Trust, any existing indemnification agreements between the Trust and any of such persons, and applicable law.

    7. DISTRIBUTION TO SHAREHOLDERS. After satisfaction of all of the Trust's legally enforceable obligations, remaining assets will be distributed to the shareholders of the Trust in accordance with their respective shareholdings.

    8. TERMINATION OF REIT STATUS. In the course of liquidation, the Board of Trustees, acting in its discretion, shall have the authority to terminate the Trust's election to be taxed as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986, as amended, if it determines that such action would be in the best interests of the Shareholders.

    9. LIQUIDATING TRUST. The Board of Trustees may cause the Trust to create a liquidating trust (the "Liquidating Trust") and to distribute beneficial interests in the Liquidating Trust to the Shareholders as part of the liquidation process. The Liquidating Trust shall be constituted pursuant to a Liquidating Trust Agreement in such form as the Board of Trustees may approve, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to Shareholders of the beneficial interests therein shall constitute a part of the final liquidating distribution by the Trust to the Shareholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Trust. From and after the date of the Trust's transfer of cash and property to the Liquidating Trust, the Trust shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter be held by the Liquidating Trust solely for the benefit of and ultimate distribution of the Shareholders, subject to any unsatisfied debts, liabilities and expenses.

    10. AUTHORIZATION. The Board of Trustees of the Trust, or the trustees of the Liquidating Trust, and such officers of the Trust as the Board of Trustees may direct, are hereby authorized to interpret the provisions of this Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Trust and complete the liquidation thereof, including, without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Trust, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in such medium as the Board of Trustees may deem appropriate, and (iv) the modification of this Plan as may be necessary to implement this Plan. The death, resignation or other disability of any Trustee or officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers of the Trust (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining Trustees shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

    11. TERMINATION OF THIS PLAN. The Board of Trustees may, by vote of the majority of the Trustees then in office, terminate this Plan and revoke the dissolution of the Trust, whether or not a vote of the shareholders has previously occurred.

    12. DECLARATION OF TRUST. The approval of this Plan of Complete Liquidation and Termination by the shareholders as provided in paragraph 1 hereof shall constitute the authorization and approval contemplated by Section
11.5 of the Trust's Declaration of Trust for (i) the termination of the Trust,
(ii) the sale of all or substantially all of the Trust Property and (iii) the amendment of the Declaration of Trust pursuant to Section 11.1 thereof such that the provisions of this Plan shall supersede and take precedence over any conflicting provision of the Declaration of Trust. Following such approval by the shareholders, a certificate or certificates setting forth such approval shall be recorded or filed pursuant to Section 12.4 of the Declaration of Trust, which certificate shall constitute evidence of the authorization and approval of this Plan and of the amendment of the Declaration of Trust as aforesaid.

                      PACIFIC REAL ESTATE INVESTMENT TRUST
                         1010 EL CAMINO REAL, SUITE 210
                          MENLO PARK, CALIFORNIA 94025

                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

    The undersigned hereby appoints Wilcox Patterson, Harry E. Kellogg and Robert C. Gould as proxies, each with the power to appoint his substitute, and hereby authorizes each of them, having authority hereby to act alone, to represent and to vote, as designated below, all the shares of beneficial interest ("Trust Shares") of Pacific Real Estate Investment Trust (the "Trust"), held of record by the undersigned on October 23, 1997, at the Special Meeting of Shareholders in Lieu of the Annual Meeting to be held on November 20, 1997, at 10:00 a.m. at The Holiday Inn, 625 El Camino Real, Palo Alto, California, or any postponement or adjournment thereof, on the following proposals.

    1. To vote for the election of the following nominees for Trustee listed below, and to cumulate such votes in their discretion:

        J. Hoefer,    H. Kellogg,   W. Patterson,   W. Royce,   and R. Gould.

                  For  / /        Against  / /        Abstain  / /
       For / /, except withheld from the following nominees: _________________ .

    2. Approval of appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997.

                  For  / /        Against  / /        Abstain  / /

    3. Proposal to approve the dissolution, termination and liquidation of the Trust through a series of transactions described in the proposed Plan of Dissolution, Termination and Liquidation, a copy of which is attached as EXHIBIT A to the accompanying Proxy Statement.

                  For  / /        Against  / /        Abstain  / /

           PLEASE SIGN WHERE INDICATED ON THE REVERSE SIDE OF THIS PROXY.

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any postponements or adjournments thereof.

                  For  / /        Against  / /        Abstain  / /

    THIS PROXY IS SOLICITED BY THE TRUSTEES AND MAY BE REVOKED PRIOR TO EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.
                                              DATED: ___________________________
                                              __________________________________
                                                   Signature of Shareholder
                                              __________________________________
                                                 Signature (if held jointly)

                                              INSTRUCTIONS (IMPORTANT) Please
                                              sign exactly as name appears
                                              hereon. Executors, Administrators,
                                              Trustees, Guardians and Attorneys
                                              should give full title. If shares
                                              are registered in more than one
                                              name, ALL registered owners should
                                              sign.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE